UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2020

PennyMac Financial Services, Inc.

(formerly known as New PennyMac Financial Services, Inc.)

(Exact name of registrant as specified in its charter)

Delaware	001‑38727	83‑1098934
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3043 Townsgate Road, Westlake Village, California	91361
(Address of principal executive offices)	(Zip Code)

(818) 224‑7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐   Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐   Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	PFSI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01    Entry into a Material Definitive Agreement.

On March 6, 2020, PennyMac Financial Services, Inc. (the “Company”), through two of its wholly owned subsidiaries, PennyMac Loan Services, LLC (“PLS”) and Private National Mortgage Acceptance Company, LLC (“PNMAC”), entered into an amendment (the “March Amendment”) to its Third Amended and Restated Master Repurchase Agreement, dated as of April 28, 2017, with Credit Suisse First Boston Mortgage Capital LLC (“CSFB”), acting as administrative agent for Credit Suisse AG, Cayman Islands Branch (“CSCIB”), as a buyer, and Alpine Securitization LTD (“Alpine”), as a buyer (the “CS Repurchase Agreement”). The CS Repurchase Agreement is committed to April 24, 2020.

The Company, through PLS, uses the CS Repurchase Agreement to sell, and later repurchase certain newly originated residential mortgage loans and recently acquired Ginnie Mae early buyout mortgage loans.  The obligations of PLS under the CS Repurchase Agreement are fully guaranteed by PNMAC.

In addition to the CS Repurchase Agreement, CSFB, CSCIB and Alpine provide three other credit facilities to PLS: (i) a Master Repurchase Agreement, dated as of December 19, 2016, among CSFB, CSCIB, and PLS that is one of the related credit facilities that PLS uses to finance Ginnie Mae mortgage servicing rights (“the “VFN Repurchase Agreement”); (ii) a Master Repurchase Agreement, dated as of September 11, 2019, among CSFB, CSCIB, PLS and PNMAC that PLS uses to finance Fannie Mae mortgage servicing rights (the “MSR PC Agreement”), and (iii) a Loan and Security Agreement, dated as of February 1, 2018, among CSFB, CSCIB, PLS and PNMAC that PLS uses to finance Freddie Mac mortgage servicing rights (the “CS Loan Agreement”).

The purpose of the March Amendment is to (i) increase the maximum combined purchase price available to PLS under the CS Repurchase Agreement, the VFN Repurchase Agreement, the CS Loan Agreement, and the MSR PC Agreement from $1.5 billion to $2.0 billion; and (ii) increase the minimum adjusted tangible net worth required to be maintained at all times by PLS from $500 million to $1.25 billion.  All other terms and conditions of the CS Repurchase Agreement, including the maximum combined committed purchase price of $700 million, remain the same in all material respects.

The foregoing descriptions of the March Amendment, the CS Repurchase Agreement, the VFN Repurchase Agreement, the MSR PC Agreement, and the CS Loan Agreement do not purport to be complete and are qualified in their entirety by reference to the (i) the full text of the March Amendment attached hereto as Exhibit 10.1; (ii) the descriptions of the CS Repurchase Agreement and the related guaranty in the Company’s  Current Report on Form 8‑K as filed with the Securities and Exchange Commission (the “SEC”) on May 3, 2017, including the full text of such agreements attached thereto as Exhibit 10.1 and Exhibit 10.2, respectively;  (iii) the descriptions of the VFN Repurchase Agreement and the related guaranty in the Company’s Current Report on Form 8‑K as filed with the SEC on December 21, 2016, including the full text of such agreements attached thereto as Exhibit 10.3 and Exhibit 10.4, respectively; (iv) the full text of the MSR PC Agreement attached as Exhibit 10.11 to the Company’s Quarterly Report on Form 10‑Q for the quarter ended September 30, 2019 as filed with the SEC on November 4, 2019;  (v) the description of the CS Loan Agreement in the Company’s Current Report on Form 8‑K as filed with the SEC on February 7, 2018, including the full text of such agreement attached thereto as Exhibit 10.1;  and (vi) the full text of all other amendments to the foregoing filed thereafter with the SEC.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8‑K is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1

Amendment No. 8 to the Third Amended and Restated Master Repurchase Agreement, dated as of March 6, 2020, among Credit Suisse First Boston Mortgage Capital LLC, Credit Suisse AG, Alpine Securitization LTD, PennyMac Loan Services, LLC and Private National Mortgage Acceptance Company, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC FINANCIAL SERVICES, INC.

Dated: March 11, 2020	/s/ Andrew S. Chang
Andrew S. Chang
Senior Managing Director and Chief Financial Officer